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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-72271) and Form S-3 (No. 333-78915), Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-1 (No. 333-56603), and Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-1 (No. 333-65563) of United Road Services, Inc. of our report dated March 29, 2000, except as to Note 19(b), which is as of April 12, 2000 and Note 19(c), which is as of April 14, 2000, relating to the consolidated balance sheets of United Road Services, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998, and for the period from July 25, 1997 (inception) through December 31, 1997, and the financial statement schedule listed in the Index at Item 14(a)(2), which report appears in the December 31, 1999 annual report on Form 10-K of United Road Services, Inc.


                                        /s/  KPMG LLP

Albany, New York
April 14, 2000